UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 3, 2015

TRC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut	06095
(Address of Principal Executive Offices)	(Zip Code)

(860) 298-9692
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On October 3, 2015, TRC Companies, Inc. (the “Company”) entered into a Securities Purchase Agreement dated as of such date (the “Purchase Agreement”), by and among TRC Solutions, Inc., as purchaser, TRC Companies, Inc., Willbros United States Holdings, Inc., as seller (the “Seller”), and Willbros Group, Inc. Pursuant to the Purchase Agreement, the Seller has agreed to sell all of the Seller’s Professional Services segment to TRC Solutions, Inc. The transactions contemplated by the Purchase Agreement will be consummated after the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The purchase price is $130 million of cash, subject to adjustment based on estimated working capital on the date of closing. The purchase price is also subject to a post-closing working capital adjustment.

The Purchase Agreement contains representations and warranties and covenants customary for a transaction of this nature, including, without limitation, covenants regarding (i) the conduct of the business of the Professional Services business prior to the consummation of the acquisition and (ii) the use of commercially reasonable efforts to complete the acquisition and cause the other transactions contemplated by the Purchase Agreement to be consummated. TRC has committed financing for the transaction from its principal lender, and TRC's obligation to close the transaction is not subject to the receipt of financing.

A copy of the Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference into this Item 1.01 as though fully set forth herein. The foregoing summary description of the Purchase Agreement and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Purchase Agreement.

In addition, on October 5, 2015, TRC Companies, Inc. issued a news release announcing it had entered into an agreement to acquire the Professional Services business segment of Willbros Group (NYSE: WG) for $130 million in an all-cash transaction. A copy of the news release is attached hereto as Exhibit 99.1 to this report which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 2.1
Securities Purchase Agreement dated as of October 3, 2015, by and among TRC Solutions, Inc., as purchaser, TRC Companies, Inc., Willbros United States Holdings, Inc., as seller, and Willbros Group, Inc.

Exhibit 99.1	News release titled "TRC Announces Agreement to Acquire Willbros Professional Services."

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2015            TRC Companies, Inc.

By:    /s/ Thomas W. Bennet, Jr.
Thomas W. Bennet, Jr.
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Description

2.1
Securities Purchase Agreement by and among TRC Solutions, Inc., as Purchaser, and TRC Companies, Inc., and Willbros United States Holdings, Inc., as Seller and Willbros Group, Inc. Dated as of October 3, 2015

99.1	News release titled "TRC Announces Agreement to Acquire Willbros Professional Services."